UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 2, 2015
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information (including Exhibit 99.1 referenced below) is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Over the past several weeks, the Company has received a number of inquiries from stockholders relating to the declining stock price over the past three months.  The Company is issuing this 8-K to provide its stockholders and the marketplace with information to assist in evaluating the price of the stock.

The Company directs stockholders to the Form 13-G/A filed by Edward Adams on November 24, 2015.  Between September 8, 2015 and November 13, 2015, Mr. Adams has sold 916,801 shares of stock and his sales have accounted for approximately 40% percent of total sales volume of the Company’s stock in the marketplace during this time period.  The Company is filing this 8-K to assist the market in evaluating the ongoing data relating to the stock price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Gerald A. McGuire
Gerald A. McGuire President and Chief Executive Officer

Date:  December 2, 2015